Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT
THIS THIRD AMENDMENT TO CREDIT AGREEMENT dated as of June 13, 2016 (this “Agreement”) is entered into among Great Plains Energy Incorporated, a Missouri corporation (the “Borrower”), and the lenders party hereto (the “Lenders”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (defined below).
RECITALS
WHEREAS, the Borrower, the lenders party thereto and Wells Fargo Bank, National Association, as successor to Bank of America, N.A., as Administrative Agent, entered into that certain Credit Agreement dated as of August 9, 2010 (as amended by the First Amendment to Credit Agreement, dated as of December 9, 2011, by the Second Amendment to Credit Agreement, dated as of October 17, 2013, and by the First Extension and Waiver, dated as of December 17, 2014, the “Credit Agreement”); and
WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement as set forth below.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Amendments. The Credit Agreement is hereby amended as follows:
(a)    The definition of “Eurodollar Base Rate” in Section 1.1 of the Credit Agreement is hereby amended to insert the following proviso at the end of clause (b) thereof:
“notwithstanding the foregoing, in each of clauses (a) and (b), if Reuters Screen LIBOR01 Page (or any applicable successor page) shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”
(b)    The definition of “Shareholders’ Equity ” in Section 1.1 of the Credit Agreement is hereby amended as follows:
““Shareholders’ Equity” means, as of any date of determination for the Borrower and its Consolidated Subsidiaries on a consolidated basis (without regard to any variable interest entity), shareholders’ equity as of that date determined in accordance with GAAP.”
(c)    The definition of “Total Indebtedness” in Section 1.1 of the Credit Agreement is hereby amended as follows:
““Total Indebtedness” means all Indebtedness of the Borrower and its Consolidated Subsidiaries on a consolidated basis (and without duplication) but without giving effect to the application of ASC Topic 860 with respect to transfers of accounts receivable by KCPL, KCPL GMO, Westar, or one or more of their respective Subsidiaries to a non-Subsidiary, excluding (a) Indebtedness arising under Swap Contracts entered into in the ordinary course of business to hedge bona fide transactions and business risks and not for speculation, (b) Indebtedness of Project Finance Subsidiaries, (c) Indebtedness of KLT Investments Inc. incurred in connection with the acquisition and maintenance of its interests (whether direct or indirect) in low income housing projects and (d) Indebtedness of any variable interest entity as to which (i) neither the Borrower nor any of its Subsidiaries provides credit support of any kind (including any undertaking, agreement or instruments that would constitute Indebtedness) and (ii) there is no recourse to the Capital Stock or assets of the Borrower or any of its Subsidiaries and the relevant legal documents so provide); provided, however, that Total Indebtedness shall not include (until the first to occur of (i) the Acquisition Closing Date and (ii) the date that is 10 days following termination of the Acquisition Agreement) indebtedness in an aggregate principal amount not exceeding $7,517,000,000 issued or borrowed by the Borrower solely for the purpose of financing the Westar Acquisition and which is redeemable or prepayable at not more than 101% of the principal amount thereof (plus accrued interest) if the Westar Acquisition is not consummated.”
(d)    The following definitions are hereby added to Section 1.1 of the Credit Agreement in appropriate alphabetical order to read as follows:
““Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of May 29, 2016, by and among the Borrower, Merger Sub and Westar.”
““Acquisition Closing Date” means the date of the consummation of the Westar Acquisition.”
““Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.”
““Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.”
““Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.”
““Capitalization Covenant” is defined in Section 6.15.”
““EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.”
““EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.”
““EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.”

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““EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.”
““Merger Sub” means GP Star, Inc., a Kansas corporation.”
““Third Amendment Effective Date” shall have the meaning set forth in the Third Amendment to Credit Agreement, dated as of June 13, 2016.”
““Westar” means Westar Energy, Inc., a Kansas corporation.”
““Westar Acquisition” means the acquisition by the Borrower through the Merger Sub, of all of the equity interests in Westar pursuant to the Acquisition Agreement.”
““Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.”
(e)    Section 6.15 of the Credit Agreement is hereby amended and replaced with the following:
“The Borrower shall at all times cause the ratio of (i) Total Indebtedness to (ii) Total Capitalization to be less than or equal to 0.65 to 1.0 (the “Capitalization Covenant”); provided that, if, as of the Acquisition Closing Date, the Borrower is not in compliance with the Capitalization Covenant, the Capitalization Covenant shall, from the Acquisition Closing Date until the date that is 364 days following the Acquisition Closing Date, be automatically increased to a level such that the Borrower would be in compliance with the Capitalization Covenant as of the Acquisition Closing Date plus 0.05 to 1.0; provided, further that such level shall not exceed 0.75 to 1.0.”
(f)    Article IX of the Credit Agreement is hereby amended to insert a new Section 9.15 in appropriate order to read in its entirety as follows:
“Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)
the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)	the effects of any Bail-in Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

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(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”
2.    Condition Precedent. The amendments set forth in Section 1 shall become effective as of the date (the “Third Amendment Effective Date”) when the Administrative Agent (or counsel on its behalf) has received counterparts of this Agreement duly executed by the Borrower and the Required Lenders.
3.    Miscellaneous.
(a)    The Credit Agreement, and the obligations of the Borrower thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms. The Borrower acknowledges and confirms that as of the date hereof the Borrower’s obligation to repay the outstanding principal amount of the Loans and reimburse the Issuers for any drawing on a Letter of Credit is unconditional and not subject to any offsets, defenses or counterclaims. The Administrative Agent, each Lender and the Borrower acknowledge and confirm that by entering into this Agreement, each party does not waive or release any term or condition of the Credit Agreement or any of the other Loan Documents or any of their rights or remedies under such Loan Documents or applicable Law or any of the obligations of such party thereunder.
(b)    The Borrower hereby represents and warrants as follows:
(i)    The Borrower has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.
(ii)    This Agreement has been duly executed and delivered by the Borrower and constitutes the Borrower’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(iii)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by the Borrower of this Agreement.
(c)    The Borrower represents and warrants to the Lenders that (i) the representations and warranties of the Borrower set forth in Article V of the Credit Agreement are true and correct as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date and (ii) no event has occurred and is continuing which constitutes a Default or an Unmatured Default.

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(d)    This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopy or electronic mail shall be effective as an original and shall constitute a representation that an executed original shall be delivered.
(e)    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(f)    On and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby. This Amendment shall constitute a Loan Document.
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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	GREAT PLAINS ENERGY INCORPORATED,
a Missouri corporation

By: /s/Kevin E. Bryant
Name: Kevin E. Bryant
Title: Senior Vice President - Finance and Strategy
and Chief Financial Officer

[Signature Page to Third Amendment]

GOLDMAN SACHS BANK USA,
as Lender

By: /s/Robert Ehudin
Name: Robert Ehudin
Title: Authorized Signatory

[Signature Page to Third Amendment]

Bank of America, N.A., as a Lender,

By: /s/Will Merritt
Name: Will Merritt
Title: Director

[Signature Page to Third Amendment]

LENDERS:	MUFG Union Bank, N.A.,
as Lender

By: /s/Jeffrey Mo
Name: Jeffrey Mo
Title: Vice President

[Signature Page to Third Amendment]

LENDERS:	BARCLAYS BANK PLC,
as Lender

By: /s/    Craig J. Malloy
Name: Craig J. Malloy
Title: Director

[Signature Page to Third Amendment]

LENDERS:	JPMORGAN CHASE BANK, N.A.,
as Lender

By: /s/Helen D. Davis
Name: Helen D. Davis
Title: Executive Director

[Signature Page to Third Amendment]

LENDERS:	Wells Fargo Bank, N.A.,
as Lender

By: /s/Lawrence P. Sullivan
Name: Lawrence P. Sullivan
Title: Managing Director

[Signature Page to Third Amendment]

LENDERS:	MNP Paribas.,
as Lender

By: /s/Nicolas Rabier
Name: Nicolas Rabier
Title: Managing Director

By: /s/Julien Pecoud-Bouvet
Name: Julien Pecoud-Bouvet
Title: Vice President

[Signature Page to Third Amendment]

Mizuho Bank, Ltd., as Lender
By: /s/Nelson Chang
Name: Nelson Chang
Title: Authorized Signatory

[Signature Page to Third Amendment]

SunTrust Bank, as a Lender

By: /s/Michael Canavan
Name: Michael Canavan
Title: Managing Director

[Signature Page to Third Amendment]

LENDERS:	U.S. Bank National Association,
as Lender

By: /s/Raymond J. Palmer
Name: Raymond J. Palmer
Title: Senior Vice President

[Signature Page to Third Amendment]

LENDERS:	KEYBANK NATIONAL ASSOCIATION,
as Lender

By: /s/Sukanya V. Raj
Name: Sukanya V. Raj
Title: Senior Vice President

[Signature Page to Third Amendment]

THE BANK OF NEW YORK MELLON,
as Lender

By: /s/Hussam S. Alsahlani
Name: Hussam S. Alsahlani
Title: Vice President

[Signature Page to Third Amendment]

LENDERS:	UMB Bank, n.a.,
as Lender

By: /s/Robert P. Elbert
Name: Robert P. Elbert
Title: Senior Vice President

[Signature Page to Third Amendment]

Commerce Bank, as a Lender

By: /s/Aaron M. Siders
Name: Aaron M. Siders
Title: Vice President

[Signature Page to Third Amendment]